AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 5, 1994
                                                   Registration No. 33-____


                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549
                           _______________

                              FORM S-8
                       REGISTRATION STATEMENT
                              UNDER
                      THE SECURITIES ACT OF 1933
                          ________________

                  NORTH FORK BANCORPORATION, INC.
            (Exact name of registrant as specified in its charter)

             Delaware                                     36-3154608
 (State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                         Identification No.)

                   9025 ROUTE 25
                MATTITUCK, NEW YORK                    11952
     (Address of Principal Executive Offices)        (Zip Code)

North Fork Bancorporation, Inc. Secondary Stock Option Plan
North Fork Bancorporation, Inc. Secondary Incentive Stock Option Plan North Fork Bancorporation, Inc. Secondary 1993 Stock Option Plan
North Fork Bancorporation, Inc. Secondary 1993 Incentive Stock Option Plan
                  (Full title of the Plans)

                         JOHN ADAM KANAS
          CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                NORTH FORK BANCORPORATION, INC.
                         9025 ROUTE 25
                  MATTITUCK, NEW YORK  11952
           (Name and address of agent for service)

                         (516) 298-5000
     (Telephone number, including area code, of agent for service)

                  Copies of all correspondence to:
                       William S. Rubenstein
                Skadden, Arps, Slate, Meagher & Flom
                        919 Third Avenue
                   New York, New York  10022


                     CALCULATION OF REGISTRATION FEE


                                                     Proposed
      Title of                            Exercise   maximum
      securities            Amount         price     aggregate      Amount of
      to be                 to be          per       offering     registration
      registered         registered(1)   share(2)    price             fee

      Stock Options on
      the Company's
      Common Stock $2.50
      par value per share
      issued under the:

      Secondary Stock
        Option Plan       23,912         $2.38       $56,910.56
      Secondary Incen-
        tive Stock       610,867          2.38     1,453,863.46
        Option Plan
      Secondary 1993
        Stock Option
        Plan              20,328         10.57       214,866.96
      Secondary 1993
        Incentive Stock
        Option Plan       83,931         10.57       887,150.67

      Total              739,041                  $2,612,791.65      $900.96
                         _______                  _____________      _______


     ____________________

     (1) Represents maximum number of shares available for issuance under the Plan.

     (2)  Based on the exercise price per option granted under each Plan.



                                  PART II.

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents filed by the registrant with the Securities and Exchange Commission are incorporated herein by reference:

          (a) The registrant's latest annual report on Form 10-K for the fiscal year ended December 31, 1993 filed pursuant to Section 13(a) or 15(d) under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          (b) The registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994.

          (c) The registrant's Current Reports on Form 8-K, dated February 10, 1994; February 22, 1994; February 28, 1994; March 22, 1994; March 30, 1994; April 20, 1994; June 27, 1994; July 20,
     1994; October 17, 1994 and October 28, 1994.

          (d) The description of North Fork Common Stock and North Fork Series A Junior Participating Preferred Stock and Preferred Stock Purchase Rights set forth in North Fork's Registration Statements filed on Form 8-A, dated March 1, 1989 and February 9, 1990, and any amendments or updates thereto.

          (e) The portions of the Registrant's Proxy Statement for the Annual Meeting of Stockholders held on April 26, 1994 that have been incorporated by reference in the registrant's latest annual report on Form 10-K for the fiscal year ended December 31, 1993.

          All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained herein or in any other document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     ITEM 4.  DESCRIPTION OF SECURITIES

          Not Applicable.


     ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not Applicable.

     ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise. Article 8 of the Registrant's Bylaws provides for indemnification of directors, officers, employees and agents of the Registrant for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed action or suit to the fullest extent permitted by Delaware General Corporation Law.

          Article 10 of the Registrant's Certificate of Incorporation provides that directors shall not be liable for monetary damages in excess of $25,000 per occurrence resulting from a breach of their fiduciary duties, except for liability for any of the following for which the foregoing limitation does not apply: (i) any breach of the duty of loyalty to the Registrant and its stockholders, (ii) acts or omissions not in good faith, intentional misconduct or a knowing violation of law, (iii) as provided under Section 174 of the General Corporation Law of the State of Delaware (which provides that directors are personally liable for unlawful dividends or unlawful stock repurchases or redemptions), or (iv) any transaction from which a director personally derived any improper personal benefit.

          The Registrant maintains a director and officer liability insurance policy providing for the insurance on behalf of any person who is or was a director or officer of the Registrant and subsidiary companies against any liability incurred by him in any such capacity or arising out of his status as such. The insurer's limit of liability under the policy is $7,500,000 in the aggregate for all insured losses per year. The policy contains various reporting requirements and exclusions.

          Section 8(k) of the Federal Deposit Insurance Act (the "FDI Act") provides that the Federal Deposit Insurance Corporation (the "FDIC") may prohibit or limit, by regulation or order, payments by any insured depositary institution or its holding company for the benefit of directors and officers of the insured depository institution, or others who are or were "institution-affiliated parties," as defined under the FDI Act, in order to pay or reimburse such person for any liability or legal expense sustained with regard to any administrative or civil enforcement which results in a final order against the person. In October 1991, the FDIC issued for public comment a proposed regulation that would prohibit all such payments, except in certain enumerated circumstances. As of the date of this Registration Statement, the FDIC has not enacted this regulation.

     ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

          Not Applicable.

     ITEM 8.  EXHIBITS

          The following exhibits are filed as part of this registration statement or incorporated by reference herein.

     Exhibit
     Number                          Description

     5.   Opinion of Skadden, Arps, Slate, Meagher & Flom.

     23.1 Consent of KPMG Peat Marwick, Certified Public Accountants.

     23.2 Consent of Skadden, Arps, Slate, Meagher & Flom (included in
          Exhibit 5).

     24. Power of Attorney (included on signature page of the registration statement).

     ITEM 9. UNDERTAKINGS

          (a)  The undersigned registrant hereby undertakes:

               (1)  Not Applicable.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)-(g)  Not Applicable.

          (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (i)-(j)  Not Applicable.


                                 SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the County of Suffolk, State of New York, on December 5, 1994.

                              NORTH FORK BANCORPORATION, INC.

                              By:  /s/ Daniel M. Healy
                                   ___________________________
                                   Daniel M. Healy
                                   Executive Vice President and
                                   Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on December 5, 1994.

          We, the undersigned officers and directors of North Fork Bancorporation, Inc. hereby severally and individually constitute and appoint Daniel M. Healy, the true and lawful attorney and agent (with full power of substitution and resubstitution in each case) of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, said attorney and agent to have power to act and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person and we hereby ratify and confirm our signatures as they may be signed by our said attorney and agent to any and all such amendments and instruments.

               Name                          Title

      /s/ John A. Kanas                      President and Chairman
     ___________________________             of the Board
          John A. Kanas

      /s/ Daniel M. Healy                    Executive Vice President
     ___________________________             and Chief Financial Officer
         Daniel M. Healy                     (Principal Financial and
                                             Accounting Officer)

      /s/ John Bohlsen                       Director
      __________________________
          John Bohlsen

      /s/ Malcolm J. Delaney                 Director
      __________________________
         Malcolm J. Delaney

      /s/ Allan C. Dickerson                 Director
      __________________________
         Allan C. Dickerson

      /s/ Lloyd A. Gerard                    Director
      _________________________
          Lloyd A. Gerard

      /s/ James F. Reeve                     Director
      _________________________
          James F. Reeve

      /s/ James H. Rich, Jr.                 Director
      __________________________
          James H. Rich, Jr.

      /s/ George H. Rowsom                   Director
     ___________________________
          George H. Rowsom

      /s/ Raymond W. Terry, Jr.              Director
      __________________________
          Raymond W. Terry, Jr.



                                   FORM S-8

                       NORTH FORK BANCORPORATION, INC.

                                EXHIBIT INDEX

          Exhibit
          Number                   Description

          5.   Opinion of Skadden, Arps, Slate, Meagher & Flom.

          23.1 Consent of KPMG Peat Marwick, Certified Public
               Accountants.

          23.2 Consent of Skadden, Arps, Slate, Meagher & Flom
               (included in Exhibit 5).

          24. Power of Attorney (included on signature page of the registration statement).